CLOUGH GLOBAL DIVIDEND AND INCOME FUND N-CSRS

Exhibit 99.906 CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2026 (the “Report”) of the Clough Global Dividend and Income Fund (the “Company”).

I, Jeremy May, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 7, 2026	/s/ Jeremy May
Jeremy May, President
(Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2026 (the “Report”) of the Clough Global Dividend and Income Fund (the “Company”).

I, Jill Kerschen, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 7, 2026	/s/ Jill Kerschen
Jill Kerschen, Treasurer
(Principal Financial Officer)